Exhibit 10.1

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(U.S. Accredited Subscribers)

Personal and Confidential

TO: HEARTLAND OIL AND GAS CORP. (the "Company")
Suite 1500 - 885 West Georgia Street
Vancouver, British Columbia
Canada V6C 3E8

AND TO: C. K. Cooper & Company, Inc. (the "Agent")
18300 Von Karman Avenue, Suite 440
Irvine, California
USA 92612

Purchase of Securities

1. Subscription.

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase _______________ units (the "Units") at a price per Unit of $3.20 (such subscription and agreement to purchase being the "Subscription"), for an aggregate purchase price of $_______________ (the "Subscription Price").

1.2 Each Unit will consist of one common share in the capital of the Company (each, a "Share") and one common share purchase warrant (each, a "Warrant") subject to adjustment. Each Warrant shall be transferable and shall entitle the holder thereof to purchase one-half of one whole share of common stock in the capital of the Company (each whole share being a "Warrant Share"), as presently constituted, for a period of three years commencing from the Closing (as defined hereafter), at a total price per Warrant Share of $3.84. Certificate(s) representing the Warrants will be in the form attached as Exhibit A. The Shares, Warrants and the Warrant Shares are referred to as the "Securities".

1.3 The Company hereby irrevocably agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber that number of Units set out above the Subscriber's name on page 10, at the Subscription Price.

1.4 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Subscriber acknowledges that the offering of Units contemplated hereby is part of a private placement of Units having an aggregate subscription level of up to $10,000,000 (the "Offering"). The Offering is subject to a minimum aggregate subscription level of $5,000,000 and, at the option of the Agent and the Company, may be expanded to $12,000,000.

2. Payment.

2.1 The Subscription Price must accompany this Subscription and shall be paid by check drawn on a major bank in the United States, and made payable to "Comerica Bank - HOGC Escrow Account" and delivered to the Agent. Alternatively, the Subscription Price may be wired to Comerica Bank (the "Escrow Agent") pursuant to wiring instructions that will be provided to the Subscriber upon request.

2.2 The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Price and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within five business days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Price (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

2.3 The Subscription Price shall be held in escrow by the Escrow Agent in accordance with the terms and conditions of the escrow agreement (the "Escrow Agreement") dated July 29, 2003 between the Company and the Escrow Agent. Pursuant to the terms of the Escrow Agreement:

(a) the Subscription Price will be deposited into a non-interest bearing bank account maintained by the Escrow Agent;

(b) on or before the Closing Date, upon the Agent and the Company notifying the Escrow Agent that the offering has closed, the Subscription Price will be released and disbursed to the Company; and

(c) in the event the Closing Date does not occur by August 26, 2003, or the Subscriber's Subscription is not accepted by the Company, the Escrow Agent will release and disburse the Subscription Price to the Subscriber.

3. Documents Required from Subscriber.

3.1 The Subscriber must complete, sign and return to the Company:

(a) an executed copy of this Subscription Agreement;

(b) a Prospective Investor Suitability Questionnaire in the form attached as Exhibit B (the "US Questionnaire"); and

(c) a British Columbia Accredited Investor Questionnaire in the form attached as Exhibit C (together with the US Questionnaire, the "Questionnaires").

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable law.

4. Closing.

4.1 Closing of the Offering (the "Closing") shall occur no later than August 26, 2003 or on such other date as may be mutually agreed to by the Agent and the Company (the "Closing Date").

4.2 The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares and the Warrants to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.

4.3 Closing Conditions. The obligations of the Subscriber and the Company hereunder is subject to the satisfaction, at or prior to the Closing Date and including but not limited to, the conditions set forth below:

(a) This Agreement shall be fully executed by all parties.

(b) The Subscriber shall have delivered the Subscription Price for the Units which it is purchasing in accordance with Section 1.1 above.

(c) The representations and warranties of the parties herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at each such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

5. Acknowledgements of Subscriber.

5.1 The Subscriber acknowledges and agrees that:

(a) none of the Securities have been registered under the 1933 Act, under any state securities or "blue sky" laws of any state of the United States and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

(b) except as provided for in Section 9.1, the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c) by completing the Questionnaires, the Subscriber is representing and warranting that the Subscriber is an "Accredited Investor", as the term is defined in Regulation D under the 1933 Act and in Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission;

(d) the decision to execute this Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company or the Agent, and such decision is based entirely upon a review of a Confidential Private Placement Memorandum, dated July 29, 2003 (the "Memorandum") and information (the receipt of which is hereby acknowledged) which has been filed by the Company with the United States Securities and Exchange Commission ("SEC") in compliance, or intended compliance, with applicable securities legislation, including, specifically, a review of the Risk Factors which are attached as Exhibit D (collectively, the "Public Record");

(e) although the Agent may have introduced the Subscriber to the Company, the Subscriber and the Company acknowledge and agree with, and for the benefit of, the Agent and the Company, as applicable (such acknowledgement and agreements to survive the Closing) that:

(i) the Agent and its directors, officers, employees, agents and representatives have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the information contained in this Agreement, the Public Record or any other publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by it or them has generally been disclosed;

(ii) the Agent makes no representations or warranties herein with respect to the Securities, and neither the Agent nor its directors, officers, employees, agents or representatives shall have any liability with respect to the sale of the Securities;

(iii) the Agent has not engaged in any independent investigation or verification with respect to this Subscription or any such information; and

(iv) the Agent and the Company are entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Agreement and in the questionnaires and undertakings attached as schedules to this Agreement, and the Subscriber will hold harmless each of the Agent and the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Agreement or such questionnaires and undertakings;

(f) by execution hereof the Subscriber has waived the need for the Company or the Agent to communicate the Company's acceptance of the purchase of the Securities pursuant to this Agreement;

(g) it will indemnify and hold harmless the Company and the Agent and, where applicable, their respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company or the Agent in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company or the Agent in connection therewith; provided that the amount of such indemnification shall be limited to the amount of the Subscription Price set forth in Section 1.1 hereof;

(h) the issuance and sale of the Securities to the Subscriber will not be completed if the Subscription is otherwise fully subscribed, if acceptance would be unlawful or if, in the discretion of the Company, acting reasonably, acceptance is not in the best interests of the Company;

(i) it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it is solely responsible for compliance with applicable resale restrictions;

(j) the Securities are not listed on any stock exchange or subject to quotation except that currently certain market makers make market in the Shares of the Company on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, and no representation has been made to the Subscriber that the Securities will become listed on any other stock exchange or subject to quotation on any other quotation system except that the Company has applied to list its shares of common stock for trading on the American Stock Exchange ("AMEX") and for which no assurances are provided that the Company's shares will become listed for trading on AMEX;

(k) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(l) there is no government or other insurance covering the Securities;

(m) there are risks associated with an investment in the Securities, as more fully described in certain information forming part of the Public Record;

(n) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(o) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(p) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

(q) in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell the Shares and the Warrant Shares under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission ("BCSC");

(r) the Company will refuse to register any transfer of the Shares or the Warrant Shares not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(s) the statutory and regulatory basis for the exemption claimed for the offer Securities, although in technical compliance with Regulation D, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(t) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii) applicable resale restrictions; and

(u) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6. Representations, Warranties and Covenants of the Subscriber.

6.1 The Subscriber hereby represents and warrants to and covenants with the Company and the Agent (which representations, warranties and covenants shall survive the Closing) that:

(a) if the Subscriber is an individual or other entity, the Subscriber has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription on behalf of the Subscriber;

(b) if the Subscriber is a corporation or other entity, the entering into of this Subscription and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constituent documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c) the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(d) the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Subscriber is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaires;

(e) all information contained in the Questionnaires is complete and accurate and may be relied upon by the Company;

(f) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Subscription Agreement;

(g) the Subscriber is acquiring the Securities for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons, other than pursuant to an effective registration statement providing for the resale of the Securities;

(h) the Subscriber is acquiring the Securities as principal for the Subscriber's own account (except for the circumstances outlined in paragraph 6.1(j)), for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(i) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(j) if the Subscriber is acquiring the Securities as a fiduciary or agent for one or more investor accounts:

(i) the Subscriber has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account, and

(ii) the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an "Accredited Investor", as the term is defined in Regulation D under the 1933 Act and in Multilateral Instrument 45-103 adopted by the BCSC;

(k) the Subscriber is not aware of any advertisement of any of the Securities; and

(l) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of any of the Securities;

(iii) as to the future price or value of any of the Securities; or

(iv) that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

6.2 In this Subscription, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S and for the purpose of the Subscription includes any person in the United States.

7. British Columbia Resale Restrictions.

7.1 The Subscriber acknowledges that the Securities are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder.

7.2 Pursuant to Multilateral Instrument 45-102, as adopted by the BCSC, a subsequent trade in the Shares or the Warrant Shares will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, which conditions include a hold period (the "Canadian Hold Period") that shall have elapsed from the date on which the Securities were issued to the Subscriber and, during the currency of the Canadian Hold Period, any certificate representing the Securities is to be imprinted with a restrictive legend (the "Canadian Legend").

7.3 By executing and delivering this Agreement, the Subscriber will have directed the Company not to include the Canadian Legend on any certificates representing the Shares or the Warrant Shares to be issued to the Subscriber.

7.4 As a consequence, the Subscriber will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Shares or the Warrant Shares during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

8. Legending of Subject Securities.

8.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Subscriber agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Whenever a certificate may be issued without a legend in accordance with this Section 8.1, unless otherwise instructed in writing by the Subscriber, the Company (through the Transfer Agent or otherwise) shall electronically deliver the Shares (whether such shares are Escrow Shares or otherwise) to the Subscribers by causing the Transfer Agent to credit the account of the Subscriber's prime broker, as designated by such Subscriber, with the Depository Trust Corporation through its Deposit Withdrawal Agent Commission system ("DWAC Transfer") (or if DWAC Transfer is not available or the Subscriber requests in writing otherwise, causing the Transfer Agent to deliver duly executed certificates for such Purchased Shares, which certificates shall be free of any restrictive legend).

8.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

9. Registration Rights.

9.1 Registration Procedures and Other Matters.

(a) The Company shall:

(i) as soon as possible but in any event not later than the 60th day after the Closing Date (or, if such day is a Saturday, Sunday or holiday, then by the next succeeding business day), file a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Shares and Warrant Shares) to enable the resale of the Shares and the Warrant Shares by the Subscribers from time to time (the "Registration Statement");

(ii) use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible, but in any event not later than the earlier of (a) the 120th day following the Closing Date, and (b) the fifth trading day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments;

(iii) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Subscriber's Shares and Warrant Shares purchased hereunder from the date it is first declared effective until, the earlier of (A) two years from the date of the final exercise of all of the Warrants, (B) the date on which the Subscriber may sell all Shares and Warrant Shares then held by the Subscriber pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (C) the public sale of all of the Shares and the Warrant Shares (such period, the "Effectiveness Period");

(iv) if (A) the Registration Statement is not filed on or prior to the date of filing required pursuant to Section 9.1(a)(i), (B) the Registration Statement is not declared effective on or prior to the date required by Section 9.1(a)(ii), or (C) notwithstanding Section 9.2, after the date first declared effective by the SEC and prior to the expiration of the Effectiveness Period, the Registration Statement ceases to be effective and available to each Subscriber as to its Shares and Warrant Shares (whether pursuant to Section 9.2(c), or otherwise) without being succeeded within 20 trading days by an effective amendment thereto or by a subsequent registration statement filed with and declared effective by the SEC, (any such failure being referred to as an "Event" and the date of such failure being the "Event Date"), then, in addition to any other rights available to the Subscriber under this Agreement or applicable law: (w) on the failure by the Company to comply with the Event required pursuant to Section 9.1(a)(i) the Company shall pay to the Subscriber an amount in cash, as liquidated damages and not as a penalty, equal to one percent of the Subscription Price paid by the Subscriber and on each monthly anniversary of such Event Date (if the Event has not been cured by such date) until the applicable Event is cured, the Company shall pay to the Subscriber a further amount in cash, as liquidated damages and not as a penalty, equal to one percent of the Subscription Price paid by the Subscriber; (x) on the failure by the Company to comply with the Event required pursuant to Section 9.1(a)(ii) or the occurrence of the Event set forth in Section 9.1(a)(iv)(C) and on each monthly anniversary of such Event Dates (if the Event has not been cured by such date) until the applicable Event is cured, an amount shall accrue and be payable by the Company to the Subscriber, as liquidated damages and not as a penalty, equal to one percent of the Subscription Price paid by the Subscriber; (y) provided however that if the foregoing Events set forth in (x) is cured by the Company within 90 days of the applicable Event Date, all liquidated damages that have accrued and are due and owing by the Company to the Subscriber shall be payable in Units (to be registered in accordance with the terms of this Agreement), as liquidated damages and not as a penalty; and (z) if an Event is not cured within 90 days of the applicable Event Date, all liquidated damages that have accrued and are owed and continue to accrue to the Subscriber shall be paid in cash, and any liquidated damages that accrue after one year from the Closing Date shall not exceed six percent of the Subscription Price paid by the Subscriber. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event;

(v) furnish to the Subscriber with respect to the Shares and the Warrant Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the 1933 Act and such other documents as the Subscriber may reasonably request in writing, in order to facilitate the public sale or other disposition of all or any of the Shares or Warrant Shares by the Subscriber; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Subscriber shall be subject to the receipt by the Company of reasonable assurances from the Subscriber that the Subscriber will comply with the applicable provisions of the 1933 Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(vi) file documents required of the Company for blue sky clearance in states specified in writing by the Subscriber and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 9.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vii) bear all expenses in connection with the procedures in paragraph (i) through (vi) of this Section 9.1 (other than any underwriting discounts or commissions, brokers' fees and similar selling expenses, and any other fees or expenses incurred by the Subscriber, including attorneys' fees); and

(viii) advise the Subscriber in writing promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(b) Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Shares and the Warrant Shares and such other securities issued by the Company subject to registration rights. In no event at any time before the Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8 or registrations for other securities issued by the Company subject to registration rights, without the prior written consent of 66-2/3% in interest of the Subscribers.

9.2 Transfer of Shares After Registration; Suspension.

(a) The Subscriber agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a "sale" within the meaning of the 1933 Act, except as contemplated in the Registration Statement referred to in Section 9.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Subscriber or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares and Warrant Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Subscriber copies of any documents filed pursuant to Section 9.2(b)(i) as the Subscriber may reasonably request; and (iii) inform each Subscriber that the Company has complied with its obligations in Section 9.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Subscriber to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Subscriber pursuant to Section 9.2(b)(i) hereof when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Subscriber (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Subscriber will refrain from selling any Shares and Warrant Shares pursuant to the Registration Statement (a "Suspension") until the Subscriber's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 trading days after the delivery of a Suspension Notice to the Subscriber.

(d) Notwithstanding the foregoing paragraphs of this Section 9.2, the Subscriber shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 20 trading days each in any twelve month period.

(e) Provided that a Suspension is not then in effect, the Subscriber may sell the Shares and the Warrant Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares or Warrant Shares, as applicable. The Company shall provide such number of current Prospectuses to the Subscriber as the Subscriber may reasonably request, and shall supply copies to any other parties reasonably requiring such Prospectuses.

9.3 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Subscriber and the officers, directors, agents and employees of the Subscriber, to the fullest extent permitted by applicable law from and against any losses, claims, damages or liabilities to which any such person(s) may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any Untrue Statement (defined below), or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, as amended or supplemented from time to time, which indemnification will include reimbursement for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in the Investor Questionnaire), or the failure of the Subscriber to comply with its covenants and agreements contained in Section 9.2 hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber. The Company shall reimburse the Subscriber for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Company's aggregate obligation to indemnify the Subscriber and such officers, directors and controlling persons shall be limited to the amount of the Subscription Price received by the Company from the Subscriber.

(b) The Subscriber agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the 1933 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Subscriber specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in the Investor Questionnaire), or (ii) the failure of the Subscriber to comply with its covenants and agreements contained in Section 9.2 hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber; and the Subscriber will reimburse the Company or such officer, director or controlling person, as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Subscriber shall reimburse the Company or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Subscriber's aggregate obligation to indemnify the Company and such officers, directors and controlling persons shall be limited to the amount received by the Subscriber from the sale of Shares or Warrant Shares that are the subject of such loss.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 9.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 9.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 9.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Subscriber, as well as any other Subscribers under such Registration Statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by the Company on the one hand or the Subscriber on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement. The Company and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Subscriber and other subscribers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Subscriber shall not be required to contribute any amount in excess of the amount by which the net amount received by the Subscriber from any and all sales of the Securities to which such loss relates exceeds the amount of any damages which such Subscriber has otherwise been required to pay by reason of such Untrue Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Subscriber's obligations in this subsection to contribute shall be in proportion to its sale of Securities to which such loss relates and shall not be joint with any other Subscribers.

(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"). The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 9.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 9.3 and further agree not to attempt to assert any such defense.

(f) For the purpose of this Section 9.3:

(i) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the 1933 Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.1; and

(ii) the term "Untrue Statement" means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement, as amended or supplemented from time to time, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9.4 Information Available. So long as the Registration Statement is effective covering the resale of Shares and Warrant Shares owned by the Subscriber, the Company will, at Subscriber's written request, furnish to the Subscriber:

(a) as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-KSB and (iii) its Quarterly Reports on Form 10-QSB (the foregoing, in each case, excluding exhibits);

(b) any and all exhibits to the reports set forth in Section 9.4(a) as filed with the SEC and all other information that is made available to shareholders; and

(c) an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

10. Rights of First Refusal.

10.1 Subject to the prior right of first refusal of existing security holders of the Company, until the close of business on December 31, 2003, if the Company offers for sale any of its common stock or any other securities convertible into common stock ("Future 2003 Offering"), the Subscriber will have the pro rata right to purchase an amount of each such Future 2003 Offering determined by multiplying the amount of such Future 2003 Offering by a fraction the numerator of which is the dollar amount Subscriber invests in this offering and the denominator of which is the total dollar amount of Units purchased in this Offering, for a period of ten days from the date the Subscriber receives notice of the Future 2003 Offering (the "RFR Notice").

10.2 If the Company does not receive written notice from the Subscriber within ten days from the date the Subscriber receives the RFR Notice (the "Election Period") that it is electing to exercise its right to participate in such Future 2003 Offering, the Company shall have the right to close such Subscriber's portion of the Future 2003 Offering on the scheduled closing date with a third party or parties; provided that all of the material terms and conditions of the closing are the same as those provided to the Subscriber in the RFR Notice. If the closing of the proposed Future 2003 Offering does not occur within 30 days of the expiration of the Election Period, any closing of the contemplated Future 2003 Offering or any other Future 2003 Offering shall be subject to all of the provisions of this Section 10.1, including, without limitation, the delivery of a new RFR Notice

11. Representations and Warranties of the Company.

11.1 The Company acknowledges and agrees that the Subscriber is entitled to rely upon the representations and warranties of the Company contained in this Agreement and the Memorandum and further acknowledges that the Subscriber will be relying upon such representations and warranties in purchasing the Securities.

11.2 The Company warrants that the Public Record fairly represents the status of the Company as at the dates indicated in the Public Record.

11.3 The Company has prepared the Memorandum and, to the Company's knowledge, the Memorandum does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

11.4 The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute an event of default under, the Company's articles of incorporation or bylaws, or any statute, indenture, mortgage or other agreement or instrument to which the Company is a party or by which it is bound, or any law, order, rule or regulation applicable to the Company or its affiliates or directed to the Company or its affiliates by any court, governmental agency or body having jurisdiction over it or its affiliates or any of its properties; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

11.5 The Securities to be issued will conform in all material respects to all statements concerning the same contained in the Memorandum, and the Securities, when issued upon payment of the consideration therefor, will be duly authorized, validly and legally issued, fully paid and non-assessable, except as set forth in the Memorandum.

11.6 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with full power and authority to own its properties and conduct its business as described in the Memorandum, and it has all such power and authority to enter into this Agreement and to carry out the provisions and conditions hereof.

11.7 This Agreement has been duly and validly authorized, and when executed and delivered by the Company will be the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, and other similar laws affecting the rights of creditors, or by general principles of equity and except as rights to indemnify and contribution may be limited by applicable law. All actions required to be taken on the part of the Company to authorize and effect the issuance of the Securities have been or will be taken prior to each Closing.

11.8 The Company's authorized capital stock is as set forth in the SEC Reports (as defined below).

11.9 The Company has filed all required forms, reports and other documents with the SEC, all of which, to the Company's knowledge, complied when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company has heretofore made available to the Subscriber complete and correct copies of:

(a) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002; and

(b) its Quarterly Report on Form 10-QSB for the interim period ended March 31, 2003

(collectively, the "SEC Reports"). As of their respective dates, to the Company's knowledge, the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of the Company's knowledge, the audited consolidated financial statements and the unaudited consolidated interim financial statements of the Company and its subsidiaries included or incorporated by reference in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in the notes thereto), and fairly present in all material respects the financial position of the Company, consolidated results of its operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, for the absence of all required footnotes and to year-end adjustments).

11.10 Except as set forth in the SEC Reports or the Memorandum, since March 31, 2003:

(a) there has not been any material adverse change in the business or assets of the Company and its subsidiary taken as a whole;

(b) neither the Company nor its subsidiary has:

(i) incurred any liability, except normal trade or business liabilities incurred in the ordinary course of business in a manner and amount consistent with past practice;

(ii) mortgaged, pledged or subjected to, or permitted the imposition of, any lien upon any of the Securities;

(iii) entered into any commitment or transaction (including, without limitation, any capital expenditure) not in the ordinary course of business in a manner and amount consistent with past practice;

(iv) disposed of, or permitted to lapse, any rights to use its intellectual property;

(v) granted any material increase in the compensation of any officer or employee, including without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment;

(vi) transferred or agreed to transfer any of its assets other than in the ordinary course of business;

(vii) waived, compromised or cancelled any material right, or cancelled or compromised any material claim or liability, related to the Company's business;

(viii) terminated, discontinued, closed or disposed of any plant, facility, or business operation related to its business;

(ix) introduced any material change with respect to the operation of its businesses or changed in any material respect its accounting methods or practices;

(x) amended its certificate of incorporation, bylaws or other applicable organizational documents, except as required for issuance of the Securities; or

(xi) entered into or agreed (whether in writing or otherwise) to enter into any agreement or other arrangement to take any action referred to in this paragraph 11.10(b); and

(c) the Company and its subsidiary have conducted their businesses, in all material respects, in the ordinary course of business in a manner consistent with past practice.

11.11 Other than those disclosed in the SEC Reports or the Memorandum, there are no actions, suits or proceedings pending, or to the knowledge of the Company, threatened against, by or affecting the Company or any of its subsidiaries, or any of its properties, in any court or before any governmental agency, which would materially and adversely affect the condition or operations, financial or otherwise, of the Company and its subsidiary taken as a whole, and neither the Company nor its subsidiary is subject to any order, write, judgment, injunction or decree which materially and adversely affects its financial condition or business.

11.12 The Company will make available to the undersigned at a reasonable time prior to the date of the Closing the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information (to the extent the Company possesses or is able to acquire such information without unreasonable effort or expense) necessary to verify the accuracy of information included in the Memorandum.

11.13 The representations and warranties of the Company in this Agreement shall be true and correct on and as of the date of the Closing.

11.14 Except as set forth in the Public Record, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

11.15 The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(a) transactions are executed in accordance with management's general or specific authorizations;

(b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;

(c) access to assets is permitted only in accordance with management's general or specific authorization; and

(d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

11.16 Assuming the accuracy of the Subscriber's representations and warranties set forth in this Agreement, no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Subscriber as contemplated hereby in reliance upon Rule 506 under the 1933 Act. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any stock exchange or quotation system, and no shareholder approval is required for the Company to fulfill its obligations under this Agreement, including issuing and delivering to the Subscriber the Securities sold pursuant to this Agreement.

11.17 The Company will indemnify and hold the Subscriber and its directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses"") that any such Purchaser Party may suffer or incur as a result of or relating to:

(a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other documents; or

(b) any cause of action, suit or claim brought or made against such Purchaser Party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement. The Company will reimburse such Subscriber for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

11.18 The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

11.19 Based on the financial condition of the Company as of the Closing:

(a) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature;

(b) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and

(c) the current cash flow of the Company, together with the proceeds of the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

11.20 The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Securities. The Company's directors and executive officers have studied and fully understand the nature of the securities being sold hereunder. The Company further acknowledges that its obligation to issue the Securities in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

11.21 The issuance of the Securities to the Subscribers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions (under the rules of the over-the-counter bulletin board or otherwise) applicable to the Company or its securities.

11.22 The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, as a result of the Company's issuance of the Securities and the Subscribers' ownership of the Securities.

11.23 The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits") except in such instances where the failure to possess such Company Permits would not, either individually or in the aggregate, have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, the suspension or cancellation of which would not, either individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since March 31, 2003, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

11.24 Except as set forth in as set forth in the SEC Reports, there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

11.25 The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

11.26 The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

11.27 Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

12. Covenants.

12.1 The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Subscriber pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Subscriber on or prior to the Closing Date.

12.2 The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as the Subscriber beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

12.3 The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") immediately upon Closing; provided, however, that if Closing occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date. The Company shall also file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and the Warrants) as soon as practicable following the date of execution of this Agreement but in no event more than two (2) Trading Days following the date of execution of this Agreement. "Trading Day" means any day during which the Company's shares are listed or quoted for trading.

12.4 The Company shall use commercially reasonable efforts to secure the listing of the Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any of the Subscribers owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares issuable pursuant to this Agreement and Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants. The Company will obtain and, so long as the Subscriber owns any of the Securities, maintain the listing and trading of its Common Stock on the over-the-counter bulletin board, the Nasdaq National Market ("Nasdaq") Nasdaq SmallCap Market (the "Nasdaq SC"), the New York Stock Exchange ("NYSE") or AMEX and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the any exchanges or automated quotation systems on which the Common Stock is then listed. The Company shall promptly provide to the Subscriber copies of any notices it receives from such exchanges or automated quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

12.5 In the event that the Company comes into possession of any material non-public information, the Company shall make full and complete public disclosure in accordance with all applicable securities laws (including all common law formulations thereof). The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

12.6 The Company agrees to send to the Subscriber until the Subscriber transfers, assigns, or sells all of the Securities contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

12.7 On and after the Closing Date, the Company shall at all times have authorized, and reserved for the purpose of issuance (including being free of any preemptive rights), a sufficient number of shares of Common Stock to provide for the full exercise of the Warrants (based on the exercise price of the Warrants in effect from time-to-time). The Company shall not reduce the number of shares reserved for issuance upon exercise of or otherwise pursuant to the Warrants without the consent of the Subscriber. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Warrant Shares to be issued upon exercise of or otherwise pursuant to Warrants (based on the exercise price of the Warrants in effect from time-to-time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 12.7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

12.8 The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Subscriber or its nominee, for the Shares at the Closing and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with the terms thereof, each in such amounts as specified from time to time by each Subscriber to the Company (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Shares and Warrant Shares under the 1933 Act or the date on which the Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 8.1 of this Agreement. The Company warrants that no instruction, other than the Irrevocable Transfer Agent Instructions referred to in this Section 12.6 and stop transfer instructions to give effect to Section 5.1(a) hereof (in the case of the Shares and Warrant Shares, prior to registration of the Shares and Warrant Shares under the 1933 Act or the date on which the Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Subscriber's obligations and agreement set forth in Section 8.1 hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities and to comply with the plan of distribution portion of the prospectus contained in the Registration Statement. If a Subscriber provides the Company with (i) an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effective or (ii) the Subscriber provides reasonable assurances that the Securities can be sold pursuant to Rule 144 and that the Securities will be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Subscriber.

12.9 Until the Registration Statement is declared effective pursuant to Section 0, the Company shall maintain its corporate existence and shall not merge, consolidate or sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where (i) the successor or acquiring entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Warrants) and (ii) the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction is a publicly traded corporation whose common stock is listed for trading on Nasdaq, Nasdaq SC, the NYSE or AMEX.

13. Commission to the Agent.

13.1 The Subscriber understands that upon Closing, the Agent will receive from the Company a commission of up to 7.5% of the gross proceeds raised from the Offering, payable to the Agent in cash plus a cash bonus of $75,000 if $8,000,000 of Units are sold by July 31, 2003. The Agent will also receive share purchase warrants which permit the acquisition of the Warrant Shares at the exercise price of $3.84 per Warrant Share in such number as equals five percent of the gross proceeds from the Offering.

14. Acknowledgement and Waiver.

14.1 The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages (other than as expressly described herein) to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

15. Costs.

15. The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

16. Appointment of Agent.

16.1 The Subscriber (and others for whom the Subscriber is contracting hereunder) hereby:

(a) irrevocably authorizes the Agent to swear, execute, file and record any documents necessary to accept delivery of the Securities on the Closing Date; and

(b) appoints the Agent to act as its agent to represent it with respect to all matters relating to this Subscription Agreement, including representing the Subscriber at the Closing for the purpose of all closing matters and deliveries of documents and payment of funds, and the Subscriber hereby authorizes the Agent to extend such time periods and to modify or waive such conditions as the Agent may deem appropriate, acting reasonably, provided however that the Agent shall not modify or waive any such condition where to do so would result in a material change to any of the material attributes or terms of sale of the Securities, and to correct or rectify any ambiguities, errors or omissions herein that the Agent, acting reasonably, may deem appropriate.

17. Governing Law.

17.1 This Subscription Agreement is governed by the laws of the State of Nevada. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

18. Survival.

18.1 This Subscription, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto, the completion of the issue of Securities of the Company and any subsequent disposition by the Subscriber of the Shares.

19. Assignment.

19.1 This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Subscriber shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, a Subscriber may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

20. Execution.

20.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

21. Severability.

21.1 The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription.

22. Termination.

22.1 If, prior to Closing, the Agent determines for valid cause to terminate this Subscription Agreement, this Agreement and the obligations of the parties hereto are deemed to have terminated as at the effective date of such termination.

23. Entire Agreement.

23.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company, the Agent, the Subscriber or by anyone else.

24. Notices and Counterparts.

24.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Any notice to be given will be sent by prepaid registered post and will be deemed to have been received by the recipient on the fourth day following the mailing thereof or on the date of successful facsimile transmission or email. Notices to the Subscriber shall be directed to the address on page 30, or to such other address as the Subscriber may advise the Company by notice in writing; notices to the Company shall be directed to it at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, attention of The President; notices to the Agent shall be directed to it at the address first above written.

24.2 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

25. Publicity.

25.1 The Company and the Subscriber shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby in the event that the Subscriber is identified in any such press release or filing; provided, however, that the Company shall be entitled, without the prior approval of the Subscriber, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Subscriber shall be consulted by the Company in connection with any such press release or public filing prior to its release or public filing and shall be provided with a copy thereof and be given an opportunity to comment thereon).

26. Independent Nature of Subscribers.

26.1 The Company acknowledges that the obligations of each Subscriber under this Agreement, any other document entered into in connection with this Agreement, and the transactions contemplated hereby and thereby (the "Transaction Documents") are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The decision of each Subscriber to purchase Securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company further acknowledges that nothing contained in the Transaction Documents, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

26.2 Each Subscriber was introduced to the Company by the Agent which has acted solely as agent for the Company and not for any Subscriber. Each Subscriber has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Subscribers.  Such counsel does not represent all of the Subscribers but only such Subscriber and the other Subscribers have retained their own individual counsel with respect to the transactions contemplated hereby.  The Company has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription as of the date first above mentioned.

Number of Units
to be purchased at $3.20 each: _____________________________________

Total purchase price: $__________________________________

DELIVERY INSTRUCTIONS
1.	Delivery - please deliver the Share certificate(s) to:

2.	Registration - registration of the Share certificates which are to be delivered at Closing should be made as follows:

(name)

(address)
3.	Delivery - please deliver the Warrant certificate(s) to:

4.	Registration - registration of the Warrant certificates which are to be delivered at Closing should be made as follows:

(name)

(address)

5.

The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of Securities as may be required for filing with the appropriate securities commissions and regulatory authorities and stock exchanges.

(Name of Subscriber - Please type or print)

(Signature and, if applicable, Office

(Address of Subscriber

(City, State, Zip Code of Subscriber, United States

A C C E P T A N C E

The above-mentioned Subscription in respect of the Securities is hereby accepted by HEARTLAND OIL AND GAS CORP.

DATED at ______________________________, the _____ day of _______________ 2003.

HEARTLAND OIL AND GAS CORP.

Per: _____________________________________________
Authorized Signatory

EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

WARRANT CERTIFICATE
WARRANT FOR PURCHASE OF COMMON SHARES

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE LIMITS HEREIN PROVIDED

THIS WARRANT IS NOT TRANSFERABLE

HEARTLAND OIL AND GAS CORP.
(Incorporated under the laws of the State of Nevada)

WARRANT CERTIFICATE NO. _____ _______________ WARRANTS

Each such warrant entitling the holder to purchase one-half of one Common Share at the Exercise Price of $3.84 per full Common Share if exercised at or before 5:00 p.m. (Vancouver time) on August 26, 2006.

DATE OF ISSUANCE: _______, 2003

THIS IS TO CERTIFY THAT __________ (herein called the "Holder") is entitled to acquire in the manner herein provided, subject to the restrictions herein contained, during the period commencing on the date hereof and ending at 5:00 p.m. (Vancouver time) on August 26, 2006 (the "Expiry Date"), up to _____________ fully paid and non-assessable common shares ("Common Shares") without nominal or par value of Heartland Oil and Gas Corp. ("the Company") as set forth above.

The Warrants are governed by the Terms and Conditions attached.

Any Common Shares issuable on exercise of the Warrants represented by this Certificate will contain the following legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT:

ARTICLE 1
INTERPRETATION

1.1 Definitions.

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a) "Common Shares" means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the Common Shares;

(b) "Company" means Heartland Oil and Gas Corp. or its successor corporation as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter "Company" will mean such successor corporation;

(c) "Company's Auditors" means an independent firm of accountants duly appointed as Auditors of the Company;

(d) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(e) "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(f) "Warrant Holders" or "Holders" means the holders of the Warrants; and

(g) "Warrants" mean share purchase warrants issued by the Company.

1.2 Gender.

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3 Interpretation Not Affected by Headings.

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4 Applicable Law.

The Warrants will be construed in accordance with the laws of the Nevada and will be treated in all respects as Nevada contracts.

ARTICLE 2
ISSUE OF ADDITIONAL WARRANTS

2.1 Additional Warrants.

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to acquire or purchase Common Shares.

2.2 Issue in Substitution for Lost Warrants.

(a) In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b) The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.3 Warrant Holder Not a Shareholder.

A Warrant Holder is not a shareholder of the Company, is not entitled to any rights or interests as a shareholder of the Company and has only the rights and interests expressly provided herein.

ARTICLE 3
NOTICE

3.1 Notice to Warrant Holders.

Any notice to be given to the Holders will be sent by prepaid registered post and will be deemed to have been received by the Holder on the fourth day following the mailing thereof or on the date of successful facsimile transmission or email. Any such notice will be addressed to the Holder at the address of the Holder appearing on the Holder's Warrant or to such other address as the Holder may advise the Company by notice in writing.

3.2 Notice to the Company.

Any notice to be given to the Company may be delivered personally, or sent by facsimile or other means of electronic communication providing a printed copy ("Electronic Communication") or may be forwarded by first class prepaid registered mail to the addresses set forth below. Any notice delivered or sent by Electronic Communication shall be deemed to have been given and received at the time of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on expiration of 72 hours after it is posted, addressed as follows:

Heartland Oil and Gas Corp.
Suite 1500 - 885 West Georgia Street
Vancouver, B.C.
Canada V6C 3E8

Attention: The President

Facsimile No.: (604) 638-3525

ARTICLE 4
EXERCISE OF WARRANTS

4.1 Method of Exercise of Warrants.

(a) The right to acquire Common Shares conferred by the Warrants may be exercised by the Holder of such Warrant by surrendering the Warrant Certificate representing same, together with a duly completed and executed Exercise Form in the form attached hereto and a bank draft or certified cheque payable to the Company at its principal office in the City of Vancouver, British Columbia, for the purchase price applicable at the time of exercise in respect of the number of Warrants exercised.

(b) Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of Common Shares beneficially owned by the Holder and its affiliates other than Common Shares which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company (including any other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of Common Shares issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding Common Shares. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) hereof. Notwithstanding anything in this Warrant to the contrary, the restrictions on exercise of this Warrant set forth in this paragraph shall not be amended without (i) the written consent of the Holder and the Company and (ii) the approval of the holders of a majority of the Common Shares present or represented by proxy, and voting at any meeting called to vote on the amendment of such restriction.

4.2 Effect of Exercise of Warrants.

(a) Upon surrender and payment as aforesaid the Common Shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record of such Common Shares on the date of such surrender.

(b) Within five business days after surrender as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the Common Shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of Common Shares not exceeding those which the Warrant Holder is entitled to acquire pursuant to the Warrant surrendered.

4.3 Subscription for Less Than Entitlement.

The holder of any Warrant may subscribe for and acquire a number of Common Shares, less than the number which he is entitled to acquire pursuant to the surrendered Warrant. In the event of any acquisition of a number of Common Shares less than the number which can be acquired pursuant to a Warrant, the holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the Common Shares which he was entitled to acquire pursuant to the surrendered Warrant and which were not then acquired.

4.4 Warrants for Fractions of Shares.

To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of such Common Shares.

4.5 Expiration of Warrants.

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will no longer be valid and of no effect.

4.6 Time of Essence.

Time will be of the essence hereof.

4.7 Adjustments.

The number of Common Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:

(a) Merger, Sale of Assets, Etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4.7. The foregoing provisions of this Section 4.7 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Reclassification, Etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.7. No adjustment shall be made pursuant to this Section 4.7, upon any conversion or redemption.

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 4.7.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 4.7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

4.8 Determination of Adjustments.

If any questions will at any time arise with respect to any adjustment provided for in Section 4.7, such question will be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of chartered accountants, in Vancouver, British Columbia, that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the holders of the Warrants.

ARTICLE 5
COVENANTS BY THE COMPANY

5.1 Reservation of Shares.

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Common Shares which they are or may be entitled to acquire pursuant thereto and hereto.

5.2 Company may Purchase.

The Company may from time to time offer to purchase and purchase, for cancellation only, any Warrants in such manner, from such persons and on such terms and conditions as it determines.

ARTICLE 6
MODIFICATION OF TERMS, MERGER, SUCCESSORS

6.1 Modification of Terms and Conditions for Certain Purposes.

From time to time the Company may, subject to the provisions of these Terms and Conditions, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that such modifications shall not adversely effect the rights of the Holder without the Holder's prior written consent.

6.2 Transferability.

The Warrant and all rights attached to it are transferable or assignable, if transferred or assigned in accordance with all applicable securities laws.

IN WITNESS WHEREOF HEARTLAND OIL AND GAS CORP. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the date of issuance first above written.

SIGNED BY:

HEARTLAND OIL AND GAS CORP.

Per: ___________________________________
 Authorized Signatory

Per: ____________________________________
Authorized Signatory

Date: __________________________________

EXERCISE FORM

TO: Heartland Oil and Gas Corp.

The undersigned holder of Warrants hereby exercises the right to acquire _____________ Common Shares without nominal or par value of Heartland Oil and Gas Corp. (the "Company") (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions set forth in the Warrant Certificate) according to the terms set forth in the Warrant Certificate.

Such securities or property are to be issued as follows:

Name:
Address in Full:

The undersigned acknowledges that the certificates representing the Common Shares issuable hereunder shall bear such legends as may be required under applicable securities law.

DATED this _____ day of _______________, 200_.

___________________________________
Signature

___________________________________
(Print full name)

___________________________________
(Print full address)

Instructions:

The registered holder may exercise his right to acquire Common Shares by completing the above form, surrendering this Warrant Certificate and providing payment by bank draft, money order or certified check to the Company at its principal office in Vancouver, British Columbia. For the protection of the holder, it would be prudent to register if forwarding by mail. Certificates for Common Shares will be delivered or mailed as soon as practicable after the exercise of the Warrants. The rights of the registered holder cease if the Warrants are not exercised prior to 5:00 p.m. (Vancouver time) on the Expiry Date

EXHIBIT B

U.S. SECURITIES LAW QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

1. The Subscriber covenants, represents and warrants to the Company that:

(a) the Subscriber is a U.S. Person;

(b) the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription Agreement and it is able to bear the economic risk of loss arising from such transactions;

(c) the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the Securities Act of 1933 (the "1933 Act") and any applicable State securities laws unless an exemption from such registration requirements is available or registration is not required pursuant to Regulation S under the 1933 Act or registration is otherwise not required under the 1933 Act;

(d) the Subscriber satisfies one or more of the categories indicated below (please check the appropriate box):

[ ]

Category 1 An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

[ ]	Category 2 A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;
[ ]

Category 3 A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[ ]

Category 4 A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

[ ]	Category 5 A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
[ ]	Category 6 A director or executive officer of the Company;
[ ]

Category 7 A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

[ ]	Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories; and

(e) the Subscriber is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

2. The Subscriber acknowledges and agrees that:

(a) if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i) the Securities have been registered,

(ii) the sale is to the Company;

(iii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

(iv) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or "Blue Sky" laws; or

(v) the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

(b) any of the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless registered under the 1933 Act and any applicable state securities laws unless an exemption from such registration requirements is available;

(c) the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(d) upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

(e) the Company may make a notation on its records or instruct the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein; and

(f) the Subscriber, if an individual, is a resident of the state or other jurisdiction in its address on the Subscriber's execution page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to acquire the Securities is the address listed on the Subscriber's execution page of the Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of __________________, 2003.

If a Corporation, Partnership or Entity	If an Individual

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No.

EXHIBIT C

MULTILATERAL INSTRUMENT 45-103

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure Heartland Oil and Gas Corp. (the "Company") that the undersigned (the "Subscriber") will meet certain requirements for the registration and prospectus exemptions provided for under Multilateral Instrument 45-103 ("MI 45-103"), as adopted by the British Columbia Securities Commission and the Alberta Securities Commission, in respect of a proposed private placement of securities by the Company (the "Transaction"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Company that:

1. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2. the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in MI 45-103) indicated below (please check the appropriate box):

[ ]

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets (as defined in MI 45-103) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN.$1,000,000;

[ ]

an individual whose net income before taxes exceeded CDN.$200,000 in each of the two more recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

[ ]

an individual registered or formerly registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as a representative of a person or company registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

[ ]	a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
[ ]	the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);
[ ]	an association under the Cooperative Credit Associations Act (Canada) located in Canada;
[ ]

a subsidiary of any company referred to in any of the foregoing categories, where the company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]

a person or company registered under the Securities Act (British Columbia), or under securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

[ ]	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;
[ ]	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in any of the foregoing categories in form and function;
[ ]	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;
[ ]	a municipality, public board or commission in Canada;
[ ]	a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;
[ ]	a registered charity under the Income Tax Act (Canada);
[ ]

a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN.$5,000,000 as reflected on its most recently prepared financial statements;

[ ]	a mutual fund or non-redeemable investment fund that, in British Columbia, distributes it securities only to persons or companies that are accredited investors;
[ ]

a mutual fund or non-redeemable investment fund that, in British Columbia, distributes its securities under a prospectus for which a receipt has been issued by the executive director of the British Columbia Securities Commission; or

[ ]	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under relevant Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _____ day of _______________ 2003.

If a Corporation, Partnership or Entity	If an Individual

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No.

EXHIBIT D

RISK FACTORS

As used in this Exhibit, the terms "we", "us", "our" and "Heartland" mean Heartland Oil and Gas Corp., unless otherwise indicated. All dollar amounts refer to US dollars unless otherwise indicated. The following discussion should be read in conjunction with our financial statements and the related notes.

Much of the information included in our Public Record includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our Form 10-KSB Annual Report for the year ended December 31, 2002. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in our Public Record.

Our common shares are considered speculative during the development of our new business operations. Prospective investors should consider carefully the risk factors set out below.

We have a limited operating history which raises substantial doubt about our ability to continue as a going concern.

Our company has a limited operating history and must be considered in the development stage. The success of the company is significantly dependent on a successful drilling, completion and production program. Our company's operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. There can be no assurance that our business plan will prove successful, and no assurance that we may be able to operate profitably, if at all.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

A portion of our interest in our properties may be lost if we are unable to obtain significant additional financing.

Our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, a portion of our interest in our properties may be lost to exploration partners or our properties may be lost entirely. We have limited financial resources and limited cash flow from operations and we are dependent for funds on our ability to sell our common shares, primarily on a private placement basis. There can be no assurance that we will be able to obtain financing on that basis in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. The method of financing employed by us to date results in increased dilution to the existing shareholders each time a private placement is conducted.

We anticipate that we may need to obtain additional bank financing or sell additional debt or equity securities in future public or private offerings. There can be no assurance that additional funding will be available to us for exploration and development of our projects or to fulfill our obligations under any applicable agreements. Although historically we have announced additional financings to proceed with the development of some of our previous properties, there can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of our projects with the possible loss of such properties.

Due to the losses incurred since inception, our stockholders' deficiencies and lack of revenues, there is substantial doubt about our ability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern due to the losses incurred since inception, our stockholders' deficiency, and lack of revenues.

There can be no assurance that, if required, any such financing will be available upon terms and conditions acceptable to us, if at all. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us could have a materially adverse effect upon our company. Although we believe that we have funds sufficient to meet our immediate needs, we require further funds to finance the development of our company. There can be no assurance that such funds will be available or available on terms satisfactory to us. If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders is likely to result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the development of our company. Inadequate funding could also impair our ability to compete in the marketplace, which may result in the dissolution of our company.

We will require substantial funds to enable us to decide whether our properties contain commercial oil and gas deposits and whether they should be brought into production, and if we cannot raise the necessary funds we may never be able to realize the potential of our properties.

Our decision as to whether our properties contain commercial oil and gas deposits and should be brought into production will require substantial funds and depend upon the results of exploration programs and feasibility studies and the recommendations of duly qualified engineers, geologists, or both. This decision will involve consideration and evaluation of several significant factors including but not limited to: (1) costs of bringing a property into production, including exploration and development work, preparation of production feasibility studies, and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) market prices for the oil and gas to be produced; (5) environmental compliance regulations and restraints; and (6) political climate, governmental regulation and control. If we are unable to raise the funds necessary to properly evaluate our properties, then we may not be able to realize any potential of our properties.

We have obtained title reports, but our properties may be subject to prior unregistered agreements, native land claims or transfers which have not been recorded or detected through title searches, resulting in a possible claim against any future revenues generated by such properties.

We have obtained title reports with respect to our oil and gas properties and believe our interests are valid and enforceable; however, these reports do not guarantee title against all possible claims. The properties may be subject to prior unregistered agreements, native land claims or transfers which have not been recorded or detected through title research. Additionally, the land upon which we hold oil and gas leases may not have been surveyed; therefore, the precise area and location of such interests may be subject to challenge. If the interests in our properties is challenged, we may have to expend funds defending any such claims and may ultimately lose some or all of any revenues generated from the properties if we lose our interest in such properties.

Our accounts are subject to currency fluctuations which may materially affect our financial position and results.

We maintain our accounts in US and Canadian currencies and are therefore subject to currency fluctuations and such fluctuations may materially affect our financial position and results. We do not engage in currency hedging activities.

We may not be able to manage the significant strains that future growth may place on our administration infrastructure, systems and controls.

In the event our properties commence production, we could experience rapid growth in revenues, personnel, complexity of administration and in other areas. There can be no assurance that we will be able to manage the significant strains that future growth may place on our administrative infrastructure, systems, and controls. If we are unable to manage future growth effectively, our business, operating results and financial condition may be materially adversely affected.

The loss of Richard Coglon and Donald Sharpe would have an adverse impact on future development and could impair our ability to succeed.

We are dependent on our ability to hire and retain highly skilled and qualified personnel, including our President, Mr. Coglon, and Mr. Donald Sharpe, one of our directors. We face competition for qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. We do not have key man insurance on any of our employees. The loss of service of any of our key personnel could have a material adverse effect on our operations or financial condition.

Our management currently engages in other oil and gas businesses and, as a result, conflicts could arise.

In addition to their interest in our company, our management currently engages, and intends to engage in the future, in the oil and gas business independently of our company. As a result, conflicts of interest between us and management of our company might arise.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our shares of common stock are subject to rules promulgated by the Securities and Exchange Commission relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the NASDAQ system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

Since our shares are thinly traded, and trading on the OTC Bulletin Board may be sporadic because it is not an exchange, stockholders may have difficulty reselling their shares.

Our shares of common stock are currently publicly traded on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. The trading price of our shares of common stock has been subject to wide fluctuations. Trading prices of our shares of common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our shares of common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our shares of common stock, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of 100,000,000 shares of common stock, each with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Risks Relating to the Industry

As our properties are in the exploration and development stage there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. While the rewards to an investor can be substantial if an economically viable discovery is made, few of the properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration and development stage only and are without proven reserves of oil and gas. There can be no assurance that we will establish commercial discoveries on any of our properties.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to world-wide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There can be no assurance that the necessary funds can be raised or that any projected work will be completed. Our budget anticipates our acquisition of additional acreage in the Forest City basin. There is no assurance that this acreage will become available or if it is available for leasing, that we will be successful in acquiring the leases. There are other competitors that have operations in the Forest City basin and the presence of these competitors could adversely affect our ability to acquire additional leases.

The marketability of nature resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. No assurance can be given that environmental standards imposed by federal, provincial, or local authorities will not be changed or that any such changes would not have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Our operating partners maintain insurance coverage customary to the industry; however, it is not fully insured against all environmental risks.

Risks Associated with Drilling

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.